UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2006

NCR CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 8.01 Other Events

On September 26, 2006, the Board of Directors of NCR Corporation (the “Company”) approved certain amendments to the Company’s U.S. pension plans and an enhancement to the Company’s 401(k) Savings Plan match for affected employees. This action was taken to reduce pension expense in order to enhance the Company’s competitiveness in the marketplace. At the Board’s request, the President and Chief Executive Officer; Senior Vice President, General Counsel and Secretary; and Senior Vice President, Human Resources will prepare formal plan amendments to reflect the Board’s decisions, which are described below:

NCR U.S. Pension Plan (the Qualified Defined Benefit Plan, a/k/a the “DB Plan”)

•	Current DB Plan participants who are Company employees (“Affected Participants”) will cease to accrue additional benefits after December 31, 2006; provided, however, that existing balances in the Cash Balance Plan and Pension Plus components of the DB Plan will continue to accrue interest as provided in the relevant plan documents, and the Affected Participants’ vesting with respect to the DB Plan will continue in accordance with the relevant plan documents.

NCR Retirement Plan for Officers, Officer Plan, Nonqualified Excess Plan, Mid-Career Hire Supplemental Pension Plan and Supplemental Pension Plan for AT&T Transfers (the “Nonqualified Executive Pension Plans”)

•	Current U.S. participants in the Nonqualified Executive Pension Plans who are Company employees (“Affected Executive Participants”) will cease to accrue additional benefits under the Nonqualified Executive Pension Plans after December 31, 2006; provided, however, that existing balances in the Cash Balance Plan and Pension Plus components of the Nonqualified Excess Plan will continue to accrue interest as provided in the relevant plan documents, and the Affected Executive Participants’ vesting with respect to the Nonqualified Executive Pension Plans will continue in accordance with the relevant plan documents.

NCR U.S. Savings Plan (the Qualified Defined Contribution Plan a/k/a the “DC Plan”)

•	Effective January 1, 2007, the Company matching contribution that the Affected Participants and Affected Executive Participants are eligible to receive under the DC Plan will be increased to 100% of the first 4% of compensation contributed by an Affected Participant, and 50% of the next 2% of compensation contributed, subject to such limitations as may be imposed by applicable laws and regulations.

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The Company’s current action is anticipated to lower NCR’s previously expected net retirement expense by approximately $40 million in 2007. In 2004, the Company adopted certain amendments to its U.S. retirement plans (the “2004 Actions”), which included closing the U.S. pension plans to new participants and freezing the pension benefits of U.S. pension plan participants under the age of 40, while “grandfathering” U.S. pension plan participants who were 40 or older to continue earning pension benefits. The net retirement expense related to the grandfathered employees as a result of the 2004 Actions was expected to decline gradually over a period of approximately 25 years as the grandfathered employees reached retirement. The Board’s September 26, 2006, action accelerates the savings that were expected from the 2004 Actions relating to the grandfathering of employees such that those savings are achieved immediately beginning in 2007, rather than over the 25 year period.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: September 27, 2006	By:	/s/ Peter Lieb
Peter Lieb Senior Vice President, General Counsel and Secretary

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